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                                   [KPM Letterhead]



                   CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


       We consent to the inclusion in this Post Effective Amendment to the Registration Statement on Form S-11 of our report dated June 14, 2001 on the audit of the balance sheet of C & M Associates d/b/a Boston Capital Associates as of June 1, 2001. We also consent to our firm under the caption of "Experts."


                                       /s/ Kevin P. Martin & Associates, P.C.
                                           KEVIN P. MARTIN & ASSOCIATES, P.C.

November 26, 2001
Braintree, MA 02184